Exhibit 5.1

Writer’s Direct Number	Writer’s E-mail Address

February 9, 2006

Morton’s Restaurant Group, Inc.

325 North LaSalle Street

Suite 500

Chicago, Illinois 60610

Dear Sirs:

We have acted as special counsel to Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 ( the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of an additional 69,750 shares of the Company’s common stock (the “Common Stock”), par value $.01 per share (the “Additional Company Shares”), all of which shares may be issued in connection with the overallotment option granted by the Company to the underwriters on the Additional Selling Stockholder Shares (as defined below), and the sale by one of the selling stockholders named in the Initial Registration Statement (as defined below) (the “Selling Stockholder”) of an additional 465,000 shares of Common Stock (the “Additional Selling Stockholder Shares” and together with the Additional Company Shares, the “Additional Shares”). The Additional Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), substantially in the form filed as an exhibit to the Initial Registration Statement.

The Additional Shares being registered pursuant to the Registration Statement are in addition to 10,350,000 shares registered pursuant to the Company’s registration statement on Form S-1, File No. 333-130072 (the “Initial Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and is in addition to our opinion filed as Exhibit 5.1 to the Initial Registration Statement.

Prior to the consummation of the sale of the Additional Shares, (i) Morton’s Holdings Company Inc. (“MHCI”), the direct parent of the Company, will merge with and into

February 9, 2006

the Company (the “Merger”), and pursuant to the Merger, each share of common stock of MHCI issued and outstanding immediately prior to the effective time of the Merger will be converted into one fully paid and nonassessable share of Common Stock, and each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger will be cancelled, and (ii) the Common Stock will be distributed to the unitholders of Morton’s Holdings LLC, the parent of MHCI.

In our capacity as special counsel to the Company in connection with the preparation and filing by the Company of the Registration Statement and the offer and sale of Additional Shares contemplated thereby, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and others and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and such other investigations as we have deemed necessary and subject to the qualifications included in this letter, we are of the opinion that, upon completion of the Merger, (i) the Additional Company Shares will have been duly authorized for issuance, and upon payment and delivery in accordance with the terms of the Underwriting Agreement will be validly issued, fully paid and nonassessable, and (ii) the Additional Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part of the Initial Registration Statement, the contents of which are incorporated by reference in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP